CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

          In connection with the Quarterly Report of Ikona Gear International, Inc. (the "Company") on Form 10-QSB for the period ended November 30, 2007, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Laith I. Nosh, CEO, Principal Executive Officer, Interim CFO and Principal Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

__/s/ Laith I. Nosh________________
Laith I. Nosh

President, CEO & Interim Chief Financial Officer

January14, 2008